Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Global Ship Lease, Inc. of our report dated March 29, 2019 relating to the consolidated financial statements, which appears in Global Ship Lease, Inc. 's Annual Report on Form 20-F for the year ended December 31, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers S.A.

Athens, Greece
May 15, 2019